UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

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CME GROUP INC.

(Name of Registrant as Specified In Its Charter)

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The following information was distributed or made available on after April 12, 2013 by the Class B-1 nominee, Howard Siegel:

Howard Siegel

141 West Jackson, Suite 600

Chicago IL 60604

Fellow Members,

I believe that the duty of every Director is to support the firm as a whole in its effort to enhance shareholder value. When CME demutualized and transitioned to a for-profit company, we agreed to continue to have representation on the Board from the owners of memberships whose interests are closely aligned with our shareholders and the users of our markets. During my tenure I have served with this tenet always in mind.

In the last few years, our industry and our users, particularly individual members, hedgers and smaller firms have seen reduced volumes and opportunities in virtually all of their markets. This is mostly because of macro-political and economic events outside of our control.

These times have been challenging for CME Group and the derivatives industry due to malfeasance by specific individuals at firms and the uncertainty of the regulatory environment. I believe that our Board has performed well despite the difficult environment.

All of this happened while fundamental shifts have occurred in our markets, such as zero interest rate policy and multiple quantitative easings and the technology by which our customer base access our markets.

Over the decades, members, FCMs and customers have relied upon the Company to assure a level and fair playing field among all our users. Firms have traded in runners for bandwidth and sightlines for co-location and markets can be accessed by computers creating and executing orders in microseconds. Historically, in a floor-traded environment, our pit committees were able to ensure the rules were applied equitably. Now, in a fast and competitive electronic execution model, oversight is more complex and not transparent to you and other market users. Additionally, the rising costs associated with advances in technology and new regulations have impacted revenues for all our users, from the individual trader to the largest FCM.

There are no easy answers. Anyone who claims that any of the above can be fixed by a simple rule change or a new regulation has a different agenda than mine. My goal is simply to help move CME Group forward by improving opportunities for its users worldwide, including the membership holders who created these markets and whose presence assures their health.

I believe that a profitable membership base, both on the exchange floor and on the screen, is essential to the long-term success of CME Group. I am not just a CME Group Director and member but also a shareholder. I believe that regardless of the fluctuations in short-term quarterly numbers, long-term shareholder value can be enhanced by supporting the continuing participation of the dedicated community of market makers represented by the members of our exchange.

I appreciate your support in past elections and I will continue to work hard for you in the future.

Please vote for me for CME Group Class B-1 Director.

Respectfully,

Howard Siegel

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CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on May 22, 2013. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME Group Inc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding material was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of CME Group Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

The following information was distributed or made available on after April 12, 2013 by the Class B-3 nominee, Pete Kosanovich:

Pete Kosanovich (MGLA)

141 West Jackson Boulevard

Suite 3200

Chicago, IL 60604

Office phone: 312-604-8976

Cell phone: 708-415-7093

pkosanovich@treangroup.com

April 12, 2013

Dear Fellow B-3 Shareholder,

This spring the Class B-3/IOM shareholders will be asked to cast their vote for a new board member to represent them on the CME Group Board of Directors.

I have been involved in this business for the past twenty years. I am a multiple seat owner and stockholder. My background consists of market making, brokerage and clearing. Presently I am a part of three businesses related to CME Group. Trean Group, a boutique clearing services IIB; Thorntree Enterprises, a full service brokerage execution desk covering every product CME Group offers, with a primary focus on short-term interest rate options; and Brisbane Brokerage, a pit brokerage operation in the Eurodollar options. These associations give me a clear picture of the challenges facing our customers, traders and firms today. It is vital that we find a formula that aligns the interests of all these groups in the continued growth of CME Group, and seek opportunities that are mutually beneficial.

This trading environment is not perfect and at times feels like it is tearing the heart out of all us. However, I believe in this business and continue to invest in the future of this industry. Nobody enters this field because it is easy; we enter this field because you are rewarded for understanding the markets, building a better model or by knowing when to take a calculated risk.

The leadership of CME Group is faced with many challenges that did not exist five years ago. We should select a board member who understands the business concerns of today and has an innovative outlook on future concerns. The next director needs to understand the challenges from competing exchanges, government policy and incorporating ever-changing technology. The Class B-3/IOM shareholders will be affected by how the CME Group Board addresses these issues. I want to be part of the decision making process in order to create value for you as a shareholder. I believe that I have the experience and background to make that happen.

I ask that you cast your vote for me, Pete Kosanovich (MGLA). Please feel free to contact me or stop by and introduce yourself to me in the Eurodollar options pit to discuss any thoughts, ideas or issues. Thank you in advance for your consideration.

Sincerely,

Pete Kosanovich

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CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on May 22, 2013. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME Group Inc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding material was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of CME Group Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

FOR CLASS B-3/IOM

CME GROUP BOARD OF DIRECTORS

PETE KOSANOVICH

TREAN GROUP, LLC

141 W. JACKSON, SUITE 3200

CHICAGO, IL 60604

OFFICE: (312) 604-8973

CELL: (708) 415-7093

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CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on May 22, 2013. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME Group Inc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding material was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of CME Group Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.

The following information was distributed or made available on after April 12, 2013 by the Class B-3 nominee, Steven E. Wollack:

Steven E. Wollack

(WLAK)

Dear Fellow CME Member and B-3 Shareholder,

This election is about you. It is about having a Board member who understands your issues, who will be your voice and who will work to increase shareholder value for both Class B and Class A shares. In these challenging economic times, with aggressive competition among exchanges and increasing government regulation, it is important that the Board of Directors understands the concerns of our membership class and their impact on the future of the CME Group. After all, it was the membership’s creativity and entrepreneurial spirit that helped propel the growth of the CME Group.

Goals: I seek your vote and support to return to the Board of Directors to increase shareholder value by: 1) seeking to reduce the cost of doing business for traders, brokers and FCMs; 2) opposing excessive government regulations; and 3) increasing growth. We need to continue to explore ideas leading to greater profitability whether it be through mergers, alliances, new products, increased marketing or a new member incentive and training program to create demand for memberships.

It is also imperative that we combat the ever growing governmental regulatory pressure and especially the proposed CFTC regulations that would restrict trading, increase margins and impose capital charges. As a former CME legislative liaison to Congress and former board member of the CME PAC, I believe I have the experience to assist management and the CME Group Board in this vital area.

Experience: With 35 years as an equity member, independent trader (21 years on the trading floor), former Vice Chairman, Treasurer and Board member of the CME, attorney, futures industry expert witness and NFA arbitrator, I have the experience, leadership skills, knowledge and independent perspective to meet the challenges ahead. I have attached my resume for further background.

If elected, I will actively seek your ideas, keep you up to date on the issues and will be readily available to welcome your input. Please feel free to contact me with any questions or to discuss any issues in more detail.

Your vote is important and can make a difference. Thank you for your consideration.

3740 N. Lake Shore Dr. Chicago, IL 60613 / (773) 551-6599 / wlak42@gmail.com

Steven E. Wollack Resume

(WLAK)

CME EQUITY MEMBER SINCE 1977

Class B-3 Share and Class A share owner

Floor Trader 1977-1998

Electronic Trader 1998 to present

CME BOARD DIRECTOR & OFFICER

Board Director 1984-1995

First Vice Chairman 1989-1990

Second Vice Chairman 1988

Treasurer 1986-87

CME Executive Committee 1986-1991

CME Legislative Liaison 1991

Former Board member of CME PAC

Committees Chaired:

Business Conduct, Floor Practices, Arbitration

Pit Supervisory, Floor Orientation, GLOBEX

Foreign Currency Strategic Planning

FUTURES INDUSTRY LEGAL & PROFESSIONAL EXPERIENCE

Attorney representing traders, brokers and FCM’s

Futures Industry Expert Witness before Federal and State Courts, CFTC and NFA

NFA and FINRA Arbitrator

CTA for Limited Partnership 1985-1986

EDUCATION

Northwestern University Law School, J.D. Law

University of Illinois, B.S. Accounting

CPA Certificate

Past Instructor in Taxation, Roosevelt University

3740 N. Lake Shore Dr. Chicago, IL 60613 / (773) 551-6599 / wlak42@gmail.com

CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on May 22, 2013. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME Group Inc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding material was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of CME Group Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.